                                    FORM 8K/A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       AMENDMENT TO APPLICATION OR REPORT
                  Filed pursuant to Section 12, 13 or 15(d) of
                       THE SECURITIES EXCHANGE ACT OF 1934

                          STRATEGIC DISTRIBUTION, INC.
               (Exact name of registrant as specified in charter)

                                 AMENDMENT NO. 1


     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report covering an event dated January 28, 1997 on Form 8-K as set forth in pages attached hereto:

     (List all such items, financial statements, exhibits or other portions amended)

     The registrant is hereby making its initial filing of the financial statements required to be filed pursuant to Items 7(a) and (b) of the above referenced Form 8-K Report, as follows:


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a) Report of Wallingford McDonald Fox & Co., P.C.as to INTERMAT International Materials Management Engineers, Inc.:

          Balance Sheet as of December 31, 1996

          Statement of Operations and Retained Earnings for the year ended December 31, 1996

          Statement of Cash Flows for the year ended December 31, 1996

          Notes to financial statements.

     (b) Pro forma combined financial information (unaudited) of Strategic Distribution, Inc. and Subsidiaries

          (i)   Pro Forma Combined Balance Sheet as of December 31, 1996

          (ii)  Notes to Pro Forma Combined Balance Sheet

          (iii) Pro Forma Combined Statement of Operations for the year ended December 31, 1996

          (iv)  Notes to Combined Pro Forma Statement of Operations

     (c)  Exhibit-

          23.1 Consent of Wallingford, McDonald, Fox & Co., P.C., independent public accountants, dated April 8, 1997

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.


                                   STRATEGIC DISTRIBUTION, INC.

Date: April 8, 1997                By: /s/ Andrew M. Bursky
                                       ---------------------------
                                         Andrew M. Bursky
                                         Chairman of the Board

                                    INTERMAT
                       International Materials Management

                                 Engineers, Inc.

                                FINANCIAL REPORT


                                DECEMBER 31, 1996

                                    CONTENTS


                                                                            Page

INDEPENDENT AUDITORS' REPORT                                                 1

Financial Statements
  Balance sheet                                                              2
  Statement of operations and retained earnings                              3
  Statement of cash flows                                                    4

Notes to financial statements                                              5-9

                                    INTERMAT

-------------------------------------------------------------------------------

Board of Directors
INTERMAT
International Materials Management
  Engineers, Inc.
Houston, Texas


                          INDEPENDENT AUDITORS' REPORT


We have audited the accompanying balance sheet of INTERMAT International Materials Management Engineers, Inc. d/b/a INTERMAT as of December 31, 1996 and the related statements of operations and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of INTERMAT International Materials Management Engineers, Inc. d/b/a INTERMAT as of December 31, 1996 and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


WALLINGFORD, MCDONALD, FOX & CO., P.C.


Houston, Texas
February 21, 1997

                                    INTERMAT
               International Materials Management Engineers, Inc.
                                  BALANCE SHEET
                                December 31, 1996


ASSETS

CURRENT ASSETS
  Cash and cash equivalents                                      $    6,862
  Accounts receivable                                               988,528
  Retainage receivable (Note 2)                                     197,436
  Other receivables                                                  31,896
  Other prepaid expenses                                              3,237
                                                                -----------
     Total current assets                                         1,227,959
                                                                -----------

PROPERTY AND EQUIPMENT
  Office furniture and equipment                                    876,818
  Capitalized software costs                                        234,395
  Leasehold improvements                                             44,348
                                                                -----------

                                                                  1,155,561
                                                                -----------
  Less accumulated depreciation and amortization                    732,224
                                                                -----------
                                                                    423,337


OTHER ASSETS
  Cash surrender value - insurance policies                          36,348
  Deposits and other assets                                           5,930
                                                                -----------
                                                                     42,278
                                                                -----------
                                                               $  1,693,574
                                                                -----------
                                                                -----------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
  Accounts payable and accrued expenses                          $  413,281
  Note payable - bank line of credit (Note 3)                       400,000
  Loans from stockholders (Note 4)                                  250,000
  Accrued salaries and payroll taxes                                 65,761
  Accrued vacation                                                  174,563
  Deferred revenue (Note 5)                                         123,750
                                                                -----------
     Total current liabilities                                    1,427,355
                                                                -----------

COMMITMENTS  AND CONTINGENCIES
  (Notes 7, 8, and 9)

STOCKHOLDERS' EQUITY
  Capital stock; no par value; 500,000 shares authorized;
   4,300 shares issued and outstanding                                4,300
  Retained earnings (Note 5)                                        261,919
                                                                -----------

                                                                    266,219
                                                                -----------
                                                                $ 1,693,574
                                                                -----------
                                                                -----------

The Notes to Financial Statements are an integral part of this statement.

                                    INTERMAT
               International Materials Management Engineers, Inc.
                  STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                          Year Ended December 31, 1996


Revenue                                                        $  4,460,241
Direct costs                                                      2,260,736
                                                                -----------
     Gross profit                                                 2,199,505
                                                                -----------

Administrative and general expenses                               2,720,998
Depreciation expense                                                112,470
                                                                -----------
     Total expenses                                               2,833,468
                                                                -----------

Loss from operations                                               (633,963)
                                                                -----------

Other income and (expense):
  Interest income                                                     1,415
  Interest expense                                                  (43,519)
  Other expense                                                     (10,041)
                                                                -----------
     Other income (expense), net                                    (52,145)
                                                                -----------
Net loss                                                           (686,108)
Retained earnings at beginning of year (Note 5)                     948,027
                                                                -----------
Retained earnings at end of year                                 $  261,919
                                                                -----------
                                                                -----------


The Notes to Financial Statements are an integral part of this statement.

                                    INTERMAT
               International Materials Management Engineers, Inc.
                             STATEMENT OF CASH FLOWS
                          Year Ended December 31, 1996


OPERATING ACTIVITIES
  Net loss                                                         $   (686,108)
  Adjustments to reconcile net loss to net
    cash provided by operating activities:
      Depreciation and amortization                                     161,470
      Loss on retirement and write-down of assets                        87,041

      Changes in operating assets and liabilities:
        Increase in accounts receivable and retainage receivable      (199,008)
        Increase in other receivables                                  (12,103)
        Decrease in work-in-process                                      42,551
        Decrease  in other prepaid expenses                              24,671
        Increase in accounts payable and accrued expenses               239,808
        Increase in accrued liabilities and expenses                     23,458
        Decrease in deferred revenue                                    (62,936)
                                                                    -----------
Net cash used in operating activities                                  (381,156)
                                                                    -----------
INVESTING ACTIVITIES
  Purchase of property and equipment                                   (131,433)
  Notes receivable - stockholders and officers                           25,000
  Decrease in other assets                                                9,221
  Proceeds from sale of property and equipment                            1,849
                                                                    -----------
Net cash used in investing activities                                   (95,363)
                                                                    -----------
FINANCING ACTIVITIES
  Proceeds from short-term borrowings                                   150,000
  Loans from stockholders                                               250,000
                                                                    -----------
Net cash provided by financing activities                               400,000
                                                                    -----------
Decrease in cash and cash equivalents                                   (76,519)

Cash and cash equivalents at beginning of year                           83,381
                                                                    -----------
Cash and cash equivalents at end of year                               $  6,862
                                                                    -----------
                                                                    -----------
Supplemental disclosures of cash flow information:

Cash paid during the year for:
  Interest                                                            $  43,519
  Income taxes                                                                -



The Notes to Financial Statements are an integral part of this statement.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


          BUSINESS ACTIVITY:


          INTERMAT International Materials Management Engineers, Inc., d/b/a/ INTERMAT (the "Company") provides cataloging services utilizing a standard modifier dictionary and related software programs which assist companies with their materials management, purchasing, warehousing, inventory control, and maintenance and repair function. INTERMAT's primary clients include electric utility companies, petrochemical complexes, food and beverage plants, and paper manufacturing plants.

          CASH AND CASH EQUIVALENTS:


          Cash equivalents include demand deposits in banks, money market accounts, and highly liquid investments with maturities of 90 days or less.


          PROPERTY AND EQUIPMENT:

          Equipment is recorded at cost. Additions, improvements and major renewals are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed primarily using accelerated methods over the estimated useful lives of the assets as follows: office furniture and fixtures - 5 to 7 years; software and computer equipment
          - 4 to 5 years; leasehold improvements - 10 years. Depreciation expense totaled $112,470 for the year ended December 31, 1996.

          REVENUE RECOGNITION:


          Revenues from cataloging services are generally recognized through monthly progress billings as contract milestones are reached or work is completed. Direct costs on contracts in progress are recorded as work-in-process until related billings are rendered to the customer. Where contracts allow for advance billings, such billings are recorded as "deferred revenue" until such services are actually rendered or products delivered to the customer. Revenues from sales of software licensing are generally recognized upon product delivery to the customer.

                          NOTES TO FINANCIAL STATEMENTS

          CAPITALIZED SOFTWARE COSTS:

          Computer software costs that are classified as research and development costs are expensed when incurred. These costs include the costs of planning, product design, program design, and other costs incurred in establishing technological feasibility. Subsequent to the determination of technological feasibility, costs are capitalized in accordance with Financial Accounting Standard No. 86 - Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed. Capitalization of computer software costs is discontinued when the product is available to be sold, leased, licensed, or otherwise marketed. The Company's policy is to amortize capitalized software costs by the greater of the ratio that current gross revenues for the product bear to the total of current and projected future gross revenues for the products, or the straight-line method over the remaining estimated economic life of the product. Unamortized computer software costs at December 31, 1996 totaled $145,112. Amortization expense totaled $49,000 for the year ending December 31, 1996 and is included in direct costs in the statement of operations. In addition to the amortization expense noted above, the Company charged $77,000 in 1996 to general and administrative expense relating to a capitalized amount which was written down to net realizable value.


          The net carrying amount of its capitalized software costs and subsequent realization is subject to management estimates and uncertainty. The estimates and uncertainty relate to the projection of future years' revenues and useful lives that are made at the date of the financial statements. Conditions and circumstances may change that could cause such estimates to change.

          PROFIT SHARING PLAN AND 401(k) PLAN:


          The Company has a profit sharing plan and a 401(k) plan covering substantially all its employees. Contributions to the plans are determined by the Board of Directors. Employer contributions vest ratably over seven years. For the year ended December 31, 1996, the Company contributed $26,610 to the 401(k) plan. There were no contributions in 1996 to the profit sharing plan.

                          NOTES TO FINANCIAL STATEMENTS

          CONCENTRATION OF CREDIT RISK:

          The Company's financial instruments that are subject to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company provides cataloging services to utility, petrochemical, food and beverage, and paper companies in various states (66% of revenue, 58% of receivables), Saudi Arabia (11% of revenue, 22% of receivables) , South Africa (8% of revenue, 3% of receivables), Canada (7% of revenue, 17% of receivables), and other foreign countries (8% of revenue). A breakdown of service revenue for 1996 by customer types is as follows:


                   Utilities                                   31%
                   Petrochemical                               32%
                   Food and beverage                           15%
                   Paper                                        7%
                   Other                                       15%


          Collateral is not required for credit extended to the Company's customers.

          ASSET VALUATION:


          The carrying amount of long-life assets is reviewed periodically. If the asset carrying amount is not recoverable, the asset is considered to be impaired and the value is adjusted.

          VACATION ACCRUAL:


          The Company records a liability for employees' compensation for future absences as earned. The Company's policy is to allow an employee to carry over an amount equal to the previous year's earned balance plus one week. Management, at its discretion, may allow a carryover amount in excess of the normal amount.

          MANAGEMENT ESTIMATES:


          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of such financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 2.   RETAINAGE RECEIVABLE


          Retainage receivable at December 31, 1996 represents the amount withheld by the Company's customers in accordance with the terms of the contracts. Retainage is deducted from the monthly invoices rendered by the Company and held until successful completion of the project. Of the total retainage receivable of $197,436 at December 31, 1996, $185,956 is retained by two companies in Saudi Arabia. Prior to the release of the retainage by these companies, the Saudi Arabian Department of Zakat and Income Tax must review the contracts for proper payment of taxes, if any. Management of the Company expects the review process to be completed in 1997 and the amounts collected in full.


NOTE 3.  NOTE PAYABLE - BANK LINE OF CREDIT

          Note payable of $400,000 at December 31, 1996 consists of amounts drawn on a bank line of credit. Interest is payable quarterly at bank prime (7.75%) plus 1%. Principal is due at maturity on March 29, 1997. The note is collateralized by accounts receivable and is guaranteed by the stockholders of the Company. The note has a maximum borrowing limit of $400,000.

          The Company is subject to various financial and operating covenants related to its bank line of credit agreement. At December 31, 1996, the Company was not in compliance with those covenants. On January 28, 1997, the line of credit was repaid in full in connection with the sale of the Company. See Note 9.


NOTE 4.   LOANS FROM STOCKHOLDERS

          Loans from stockholders at December 31, 1996 represent amounts advanced to the Company under note agreements that bear interest at 8.5%. Interest is payable quarterly with principal due upon demand. The notes are unsecured. Interest paid to the related parties totaled $19,165 in 1996. On January 28, 1997, the loans were repaid in full in connection with the sale of the Company. See Note 9.


NOTE 5.   PRIOR PERIOD ADJUSTMENT

          Retained earnings at the beginning of 1996 was adjusted to correct the recognition of deferred revenue in prior years. The effect of the adjustment was to increase beginning deferred revenue and to decrease beginning retained earnings by $144,425.

                          NOTES TO FINANCIAL STATEMENTS


NOTE 6.   INCOME TAXES

          The Company has elected to be treated as an S Corporation under the Internal Revenue Code. Under this provision, the net taxable income of the Company and any related tax credits are deemed to pass proportionately to the stockholders and are included in their personal returns even though such net taxable income or tax credits may not actually have been distributed. Accordingly, no tax provision has been made in the financial statements since the income tax is a personal obligation of the stockholders.


NOTE 7.   OPERATING LEASES

          The Company leases office facilities and office equipment under long-term lease agreements which have been classified as operating leases. Minimum future lease payments under these leases are as follows:

                    1997                     $  160,996
                    1998                         51,500
                    1999                         11,332
                    2000                          9,043
                                             ----------
                            Total            $  232,871
                                             ----------
                                             ----------

          Rent expense for the year ended December 31, 1996 totaled $156,147.


NOTE 8.   COMMITMENTS


          In 1996, the Company began developing a new version of its standard modifier dictionary and related software templates and programs. The Company estimates spending approximately $500,000 in 1997 on these projects.

NOTE 9.   SUBSEQUENT EVENTS

          On January 28, 1997, the Company merged into a subsidiary of a publicly traded corporation. The parties intend to treat the transaction as a sale of assets for tax purposes.


          Prior to the merger on January 28, 1997, the Board of Directors of Intermat terminated employment agreements with key management employees. The employees were given $4.4 million of consideration for the termination of the agreements.



                   ------------------------------------------

                  STRATEGIC DISTRIBUTION, INC. AND SUBSIDIARIES

                    Pro Forma Combined Financial Information

                                December 31, 1996

                                   (unaudited)

On January 28, 1997, Strategic Distribution, Inc. (the "Company") acquired all of the issued and outstanding common stock of INTERMAT International Materials Management Engineers, Inc. ("INTERMAT"), a Texas corporation that provides cataloging services and develops and supplies software for maintenance, repair and operations ("MRO") inventory cataloging. The Company intends to continue to use INTERMAT's assets in connection with its business of providing proprietary industrial supply procurement and handling solutions. The purchase price (which was determined as the result of arms-length negotiations between the parties) consisted of $10,800,000 in cash, a promissory note in the amount of $1,400,000 and 625,000 newly issued shares of the Company's common stock valued at $2,406,250. Concurrent with the closing, the Company paid off INTERMAT's outstanding bank note in the amount of $400,000 and INTERMAT's loan from a stockholder in the amount of $250,000.

The pro forma combined balance sheet gives effect to the acquisition as if INTERMAT was purchased on December 31, 1996. The pro forma combined statement of operations for the year ended December 31, 1996 gives effect to the acquisition of INTERMAT as if the transaction occurred on January 1, 1996.

The pro forma financial information is not necessarily indicative of the results that actually would have occurred had the transaction been in effect on the date and for the period indicated or which may result in the future.

                  STRATEGIC DISTRIBUTION, INC. AND SUBSIDIARIES


                        Pro Forma Combined Balance Sheet

                                December 31, 1996

                                   (unaudited)



                                                As included in
                                                the Company's
                                                 1996 Report                            Pro Forma Adjustments          Pro Forma
                                                     on                         ---------------------------------
                                                  Form 10-K       INTERMAT           Debit              Credit         Combined
                                                --------------  ------------    ----------------   ---------------   ------------
                    Assets
Current assets:
Cash and cash equivalents                       $ 35,498,289     $    6,862                        $  10,800,000(a)  $ 24,055,151

                                                                                                         650,000(b)
Accounts receivable, net                          17,910,400      1,185,964                                            19,096,364
Inventories                                       15,719,959            - -                                            15,719,959
Prepaid expenses and other current assets            435,842         35,133                                               470,975
Deferred tax asset                                 1,382,000            - -                                             1,382,000
                                               -------------    -----------                                          ------------
   Total current assets                           70,946,490      1,227,959                                            60,724,449

Property and equipment, net                        2,250,793        423,337                                             2,674,130
Net assets of discontinued operations             16,613,963            - -                                            16,613,963
Excess of costs over fair value of assets          2,525,388            - -      $ 14,806,250(a)      14,766,250(c)     2,565,388
Other intangible assets                                                            14,500,031(c)       8,000,000(d)     6,500,031
Other assets                                          45,657         42,278                                                87,935
                                               -------------    -----------                                          ------------
   Total assets                                 $ 92,382,291      1,693,574                                            89,165,896
                                               -------------    -----------                                          ------------
                                               -------------    -----------                                          ------------
Liabilities and Stockholders' Equity

Current liabilities:

Accounts payable and accrued expenses           $ 17,477,131    $   777,355                              200,000(a)  $ 18,454,486
Note payable, bank                                       - -        400,000           400,000(b)                              - -
Loan from stockholder                                    - -        250,000           250,000(b)                              - -
Current portion of long-term debt                     21,542            - -                                                21,542
                                               -------------    -----------                                          ------------
   Total current liabilities                      17,498,673      1,427,355                                            18,476,028

Long-term debt                                       587,188            - -                                               587,188
Subordinated debt                                        - -            - -                            1,400,000(a)     1,400,000
Deferred tax liability                               342,000            - -                                               342,000
                                               -------------    -----------                                          ------------
   Total liabilities                              18,427,861      1,427,355                                            20,805,216
                                               -------------    -----------                                          ------------
Stockholders' equity                              73,954,430        266,219         8,000,000(d)       2,406,250(a)    68,360,680
                                               -------------    -----------                                          ------------
                                                                                      266,219(c)
                                               -------------    -----------      ------------      -------------     ------------
Total liabilities and stockholders' equity     $  92,382,291    $ 1,693,574      $ 38,222,500      $  38,222,500     $ 89,165,896
                                               -------------    -----------      ------------      -------------     ------------
                                               -------------    -----------      ------------      -------------     ------------


                  See notes to Pro Forma Combined Balance Sheet

                  STRATEGIC DISTRIBUTION, INC. AND SUBSIDIARIES

                    Notes to Pro Forma Combined Balance Sheet

                                   (unaudited)


1.   BASIS OF PRESENTATION

     The unaudited pro forma combined balance sheet gives effect to the acquisition of INTERMAT as if INTERMAT was purchased on December 31, 1996.

2.   PRO FORMA ADJUSTMENTS

     (a) To record the acquisition of INTERMAT by use of existing cash, a promissory note, and 625,000 newly issued shares of common stock. Related estimated acquisition costs have been accrued.

     (b) To record the payment of INTERMAT's bank note payable and loan from stockholder by use of existing cash.

     (c) Purchase accounting adjustments to allocate excess purchase price to identifiable assets.

     (d) To record the impact of the write-off of acquired "In-Process Research and Development" that was expensed in the first quarter of 1997.

                  STRATEGIC DISTRIBUTION, INC. AND SUBSIDIARIES

                   Pro Forma Combined Statement of Operations

                                December 31, 1996

                                   (unaudited)


                                                    As included in
                                                    the Company's
                                                  1996 Report on                       Pro Forma Adjustments         Pro Forma
                                                      Form 10-K       INTERMAT         Debit           Credit         Combined
                                                    --------------  ------------    -----------     -----------     -------------

Revenues                                            $  92,422,964   $  4,460,241                                    $  96,883,205
Costs and expenses:
  Cost of materials                                    74,841,500            - -                                       74,841,500
  Operating wages and benefits                          8,644,072      2,260,736    $    80,000(a)                     10,984,808
  Other operating expenses                              1,809,152        112,470                                        1,921,622
  Selling, general and administrative expenses         11,084,154      2,731,039        829,000(a)                     14,644,193
                                                     ------------     ----------                                     ------------
Total costs and expenses                               96,378,878      5,104,245                                      102,392,123
                                                     ------------     ----------                                     ------------
   Operating loss                                      (3,955,914)      (644,004)                                      (5,508,918)

Interest expense (income), net                         (1,367,140)        42,104        843,750(b)                       (481,286)
                                                     ------------   ------------    -----------     -----------     -------------
   Net loss from continuing operations               $ (2,588,774)   $  (686,108)   $ 1,752,750     $       - -     $  (5,027,632)
                                                     ------------   ------------    -----------     -----------     -------------
                                                     ------------   ------------    -----------     -----------     -------------
   Net loss per share from continuing operations     $      (0.10)                                                     $    (0.19)
                                                      -----------                                                     -----------
                                                      -----------                                                     -----------
Average number of shares of common stock outstanding   26,449,079                                                      27,074,079
                                                      -----------                                                     -----------
                                                      -----------                                                     -----------

             See notes to Pro Forma Combined Statement of Operations

                  STRATEGIC DISTRIBUTION, INC. AND SUBSIDIARIES

               Notes to Pro Forma Combined Statement of Operations

                                   (unaudited)

1.   BASIS OF PRESENTATION

     The unaudited pro forma combined statement of operations for the year ended December 31, 1996 gives effect to the acquisition of INTERMAT as if the transaction occurred on January 1, 1996.

     In-Process Research and Development, that was expensed in the first quarter following the acquisition, has been excluded from the Pro Forma Statement of Operations.

2.   PRO FORMA ADJUSTMENTS

     (a) Purchase accounting adjustments to conform to Accounting Principles Board Opinion No. 16 "Business Combinations", relating to the amortization of excess of cost over fair value of net assets acquired and intangibles acquired including: (1) assembled workforce, (2) customer list, (3) trademarks, and (4) technology.

          Excess of cost over fair value of net assets acquired in the INTERMAT transaction is amortized on a straight-line basis over 10 years. Intangibles acquired are amortized on a straight line basis over periods ranging from 4 to 10 years.

     (b) Assumed financing cost (interest expense and interest income foregone) as if the purchase of INTERMAT had taken place on January 1, 1996.